Exhibit 99.1

CONTACT:	Sheilah Serradell Depomed, Inc. 650-462-5900 sserradell@depomed.com

DEPOMED REPORTS SECOND QUARTER 2009 FINANCIAL RESULTS

MENLO PARK, Calif., July 30, 2009 – Depomed, Inc. (NASDAQ: DEPO) today reported financial results for the second quarter ended June 30, 2009.

Revenue for the three months ended June 30, 2009 was $11.6 million compared to $6.3 million for the three months ended June 30, 2008.

Operating expenses for the three months ended June 30, 2009 were $20.0 million and included $5.6 million in promotion fee expense related to the Company’s promotion agreement for GLUMETZA® with Santarus. Operating expenses for same period in 2008 were $2.4 million and included a one-time gain of $7.5 million on litigation related to the settlement of the Company’s patent litigation against IVAX Corporation in April 2008, which had the effect of reducing operating expenses for the quarter. The increases in operating expenses in 2009 were due to the Santarus promotion fees and the Company’s ongoing Phase 3 clinical trials for SeradaTM for the treatment of menopausal hot flashes, which began in September 2008.  Stock-based compensation expense was $0.6 million for each of the three months ended June 30, 2009 and June 30, 2008.

Net loss for the three months ended June 30, 2009 was $9.6 million, or $0.19 per share, compared to net income of $3.5 million, or $0.07 per share, for the three months ended June 30, 2008. Net income for the three months of 2008 was primarily attributable to a one-time gain of $7.5 million on litigation related to the settlement of the patent infringement suit against IVAX Corporation.

Cash, cash equivalents and marketable securities were $84.0 million as of June 30, 2009 compared to $82.1 million as of December 31, 2008. The company will receive an additional $10.0 million in August 2009 pursuant to the transaction with Merck & Co., Inc. described below.

“We are excited to have completed enrollment for both our Phase 3 clinical programs in menopausal hot flashes and post-herpetic neuralgia, and we look forward to reporting top-line results early next quarter.  We are also pleased to have closed a patent licensing deal with Merck.  With the $10 million upfront fee from the Merck transaction, and potential for further milestone and royalty payments, along with Glumetza’s recent all-time high prescription numbers, we are executing our strategy to strengthen our cash position by leveraging our technology and portfolio assets while advancing our key pipeline products,” said Carl A. Pelzel, president and chief executive officer of Depomed.

Second Quarter 2009 and Recent Highlights

•                  Licensed patents covering metformin extended-release technology to Merck & Co., Inc. on a non-exclusive basis for a $10 million upfront fee, a milestone payment upon filing of the NDA, and modest royalties on net product sales  (July 2009)

•                  Completed enrollment of Phase 3 clinical program of DM-1796 in post-herpetic neuralgia (June 2009)

•                  Named Shay Weisbrich vice president of marketing (June 2009)

•                  Hosted Investor Day in New York City (May 2009)

Conference Call

Depomed will host a conference call today, Thursday, July 30, beginning at 5:00 p.m. ET, 2:00 p.m. PT to discuss its results.  The conference call will be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com.  Access the website 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with two product candidates in Phase 3 clinical development, two approved products on the market and other product candidates in its early stage pipeline. Product candidate DM-1796 is in Phase 3 clinical development for the treatment of neuropathic pain and has been licensed to Solvay Pharmaceuticals. Product candidate SeradaTM is in Phase 3 clinical development for menopausal hot flashes. GLUMETZA® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and promoted by Santarus, Inc. in the United States.  Depomed formulates its products and product candidates with its proven, proprietary Acuform® drug delivery technology, which is designed to improve existing oral medications, allowing for extended, controlled release of medications to the upper gastrointestinal tract. Benefits of Acuform-enhanced pharmaceuticals include the convenience of once-daily administration, improved treatment tolerability and enhanced compliance and efficacy. Additional information about Depomed may be found on its website, www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to our business strategy; potential business development transactions; our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

-Financial Tables Follow-

DEPOMED, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Product sales	$8,408	$5,519	$15,248	$10,745
Royalties	529	433	993	545
License revenue	2,671	363	5,239	727
Total revenues	11,608	6,315	21,480	12,017

Costs and expenses:
Cost of sales	1,229	962	2,261	2,171
Research and development	10,024	4,680	20,045	10,750
Selling, general and administrative	9,945	5,241	18,947	11,748
Gain on litigation settlement	—	(7,500)	—	(7,500)
Total costs and expenses	21,198	3,383	41,253	17,169

Income (loss) from operations	(9,590)	2,932	(19,773)	(5,152)

Other income (expense):
Interest and other income	236	553	550	1,356
Interest expense	(263)	(5)	(548)	(5)
Total other income (expense)	(27)	548	2	1,351

Net income (loss) before income taxes	(9,617)	3,480	(19,771)	(3,801)

Provision for income taxes	2	—	1	—

Net income (loss)	(9,615)	3,480	(19,770)	(3,801)

Deemed dividend on preferred stock	—	(180)	—	(355)

Net income (loss) applicable to common stock shareholders	$(9,615)	$3,300	$(19,770)	$(4,156)

Basic net income (loss) applicable to common stock shareholders per common share	$(0.19)	$0.07	$(0.39)	$(0.09)
Diluted net income (loss) applicable to common stock shareholders per common share	$(0.19)	$0.07	$(0.39)	$(0.09)

Shares used in computing basic net income (loss) per common share	51,263,620	48,041,855	51,235,735	47,954,052
Shares used in computing diluted net income (loss) per common share	51,263,620	48,405,333	51,235,735	47,954,052

DEPOMED, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2009	December 31, 2008
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$8,153	$22,127
Marketable securities	59,659	59,932
Accounts receivable	4,154	3,099
Unbilled accounts receivable	564	576
Inventories	2,366	2,849
Prepaid and other current assets	1,979	5,404
Total current assets	76,875	93,987
Marketable securities	16,169	—
Property and equipment, net	666	900
Other assets	197	197
	$93,907	$95,084
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$865	$559
Accrued compensation	1,559	2,601
Accrued clinical trial expense	1,098	661
Other accrued liabilities	8,229	9,027
Deferred product sales	1,618	1,702
Deferred license revenue	10,684	4,362
Other current liabilities	132	110
Current portion of long-term debt	3,528	3,356
Total current liabilities	27,713	22,378
Deferred license revenue, non-current portion	46,648	33,209
Long-term debt, non-current portion	4,099	5,775
Other long-term liabilities	542	569
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued, and zero shares outstanding at June 30, 2009 and December 31, 2008	—	—
Common stock, no par value, 100,000,000 shares authorized; 51,352,266 and 51,171,377 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	184,747	183,196
Accumulated deficit	(169,964)	(150,194)
Accumulated other comprehensive gain	122	151
Total shareholders’ equity	14,905	33,153
	$93,907	$95,084

(1)          Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.